Exhibit 99.2

The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
CEO Approval ________
For Further Information Contact:
          Stuart L. Uselton
          Executive Vice President
          Chief Administrative Officer
          704-940-7832
THE CATO CORPORATION ANNOUNCES APPOINTMENT OF A NEW CHIEF FINANCIAL OFFICER

Charlotte, NC (December 4, 2006) — The Cato Corporation (NYSE:CTR) announced today the appointment of Tom Stoltz as Executive Vice President, Chief Financial Officer effective December 4, 2006. Mr. Stoltz will report to John Cato, Chairman, President and Chief Executive Officer and be responsible for corporate finance, financial planning and analysis, tax, treasury and information technology. Mr. Stoltz comes to Cato from Citi Trends, Inc., Savannah, Georgia, where he was served as Chief Financial Officer from 2000 to 2006. His previous employment includes Chief Financial Officer/Vice President of Finance at Factory Card Outlet and Corporate Controller and Interim Chief Financial Officer at Dollar General Corporation.
“I am pleased to announce the addition of Tom to our management team,” commented Mr. Cato. “I am excited to have someone with his broad retail experience to help us continue our profitable growth.”
The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion!”. The Company offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices, every day. As of November 25, 2006, the Company operated 1,278 stores in 31 states.
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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